UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 17, 2008

Patriot Scientific Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	760-547-2700

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Director

On April 17, 2008, Donald Schrock, age 62, was elected to a position on the Board of Directors of Patriot Scientific Corporation.  From 1996 to 2003, Mr. Schrock was employed by Qualcomm, Inc., retiring as Executive Vice  President of the CDMA Technologies Group.  Under Mr. Schrock’s leadership, Qualcomm became the world’s largest fabless semiconductor company and the world’s leading supplier of CDMA chipsets and software.  During his tenure he directed Qualcomm’s acquisition of Snaptrack, which accelerated the commercialization of advanced GPS service into wireless handsets and was a cornerstone of the Qualcomm Launchpad strategy.  In addition to his service at Qualcomm, Mr. Schrock has served on the board of directors of the Fabless Semiconductor Association and Jazz Semiconductor, a privately held Mixed Signal and RF water foundry, until its merger with Acquicor Technology in 2007.  Mr. Schrock has also served as Vice President and Division Manager to several companies, including GM Hughes Electronics, Applied Micro Circuit, and Burr-Brown Corporation and spent 15 years with Motorola Semiconductor.  Mr. Schrock holds a BSEE with honors from the University of Illinois, has completed the coursework for an MSEE from Arizona State University, and has an Advanced Business Administration degree from Arizona State University.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release, dated April 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: April 23, 2008	By:	/s/ Clifford L. Flowers
Clifford L. Flowers, Chief Financial Officer